Ferro Announces Sale of Solar Pastes Assets to Heraeus,
Projects Additional Cost Savings, Confirms 2012 Guidance, and Provides Initial Guidance for 2013

•	Sale transaction concludes Ferro’s pursuit of strategic alternatives for its solar pastes business

•	Management team advancing on its value creation strategy, including ongoing cost savings initiatives

•	Cost savings initiatives now estimated to generate $25 million to $30 million in savings for 2013 and in excess of $50 million in savings for 2014

•	Full-year 2012 adjusted earnings per diluted share confirmed to be $0.07 to $0.12

•	Adjusted earnings per diluted share for 2013 expected to be in the range of $0.25 to $0.30

CLEVELAND – February 6, 2013 – Ferro Corporation (“The Company,” NYSE: FOE) announced today that it has sold assets related to its solar pastes business to Heraeus, a privately owned global precious metals and technology company based in Hanau, Germany. As announced on October 9, 2012, the Company had decided to explore strategic options for the solar pastes business in an effort to eliminate the negative impact from the business on earnings and cash flow. The market for conductive pastes used in the manufacture of solar cells has declined substantially since 2011 as the solar power panel industry has struggled with overcapacity and falling prices. As a result of the transaction, the Company will eliminate operating losses associated with the solar business. Terms of the transaction were not disclosed.

“The solar pastes transaction will advance our efforts to drive shareholder value,” said
Peter T. Thomas, Interim President and Chief Executive Officer. “It will eliminate approximately $17 million of negative drag on operating earnings from the solar pastes business, allowing higher returns on invested capital and freeing up capital for investment in our core businesses. It also will eliminate a source of volatility in our business, allowing management to drive more consistent and predictable earnings.  In addition, this transaction enables the Company to reduce debt by approximately $11 million and precious metal consignment arrangements by approximately $12 million.”

Since assuming his current position with the Company on November 12, 2012, Mr. Thomas has accelerated and expanded initiatives to drive efficiencies across the global enterprise.  He commented, “We have substantial restructuring experience, including in Europe, and we are using that experience to create value for our shareholders.  In addition to the savings from the solar pastes divestiture, we expect our cost savings initiatives to generate annual savings of $25 million to $30 million in 2013 and more than $50 million in 2014.  Our focus on operating efficiency will be relentless and we are planning even greater cost savings in 2015.” Total costs over the 2013–2014 period associated with these initiatives are expected to be in excess of $50 million. Restructuring actions at certain sites are subject to required consultations with employee representatives and other local legal requirements.

For the full year 2012, the Company confirms that it expects adjusted earnings per diluted share of $0.07 to $0.12.

Ferro also announced today that adjusted earnings for 2013 are expected to be in the range of $0.25 to $0.30 per diluted share. The earnings improvement in 2013 is expected to be driven by a number of factors, including cost savings from restructuring activities, growth in key product lines, and savings associated with the Company’s exit from the solar pastes business.

William B. Lawrence, Acting Chairman of the Board, said, “In connection with the leadership transition last November, the Board of Directors charged management with moving aggressively to improve profitability and enhance shareholder value. We noted then Peter Thomas’s track record of enhancing value through cost reductions and improved leverage on existing assets. Today’s announcement reflects both the commitment and the ability of the current management team to take action and generate value for our shareholders. The Board and management team will remain acutely focused on driving additional efficiencies in the business and on rationalizing any underperforming assets.”

J.P. Morgan acted as financial advisor to Ferro on the solar pastes transaction.

Non-GAAP Measures

Adjusted earnings per share is equal to income (loss) before taxes, restructuring and impairment charges, and other special charges, adjusted for a normalized 36 percent tax rate, and divided by the average number of diluted shares outstanding. The adjusted earnings estimate for 2012 is inclusive of the operating results from the solar pastes business, while the adjusted earnings estimate for 2013 excludes results of the solar pastes business and the impact of the sale transaction. Ferro believes this data provides investors with additional useful information on the underlying operations of the business and enables period-to-period comparability of financial performance.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including building and construction, automotive, appliances, electronics, household furnishings, pharmaceuticals, and industrial products.

Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,950 employees globally and reported 2011 sales of $2.2 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical or heavily influenced by consumer spending;

•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;

•	Ferro’s ability to access capital markets, borrowings, or financial transactions;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	Ferro’s ability to successfully implement and/or administer its restructuring programs and produce the desired results, including projected savings;

•	implementation of new business processes and information systems;

•	the availability of reliable sources of energy and raw materials at a reasonable cost;

•	currency conversion rates and economic, social, regulatory, and political conditions around the world;

•	Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;

•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;

•	Ferro’s ability to successfully introduce new products;

•	sale of products into highly regulated industries;

•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;

•	Ferro’s ability to complete future acquisitions or successfully integrate future acquisitions;

•	the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	competitive factors, including intense price competition;

•	Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against the Company;

•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;

•	stringent labor and employment laws and relationships with the Company’s employees;

•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;

•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;

•	manufacture and sale of products into the pharmaceutical industry;

•	exposure to lawsuits in the normal course of business;

•	risks and uncertainties associated with intangible assets, including the final amount of impairment and other charges described in this press release;

•	Ferro’s borrowing costs could be affected adversely by interest rate increases;

•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;

•	Ferro may not pay dividends on its common stock in the foreseeable future; and

•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents, and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on Ferro’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Additional information regarding these risks can be found in the Ferro Corporation Annual Report on Form 10-K for the period ended December 31, 2011.

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INVESTOR CONTACT:

John Bingle
Treasurer, Ferro Corporation
Phone: 216-875-5411
E-mail: john.bingle@ferro.com

MEDIA CONTACT:

Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-5401
E-mail: mary.abood@ferro.com